                                   EXHIBIT 11

                 DURAMED PHARMACEUTICALS, INC. AND SUBSIDIARIES
             Statement Regarding Computation of Earnings Per Share

                                                     Three months ended              Six months ended
                                                          June 30,                       June 30,
                                                    1997            1996          1997              1996
                                               ------------    ------------    ------------    ------------
Primary:
Weighted average common shares
     outstanding                                 14,786,221      10,122,713      14,715,272       9,344,296
Assumed conversion of preferred shares
     to common shares                                     *               *               *               *
Net effect of dilutive stock options and
     warrants - based on treasury stock
     method using the average market price                *               *               *               *
                                               ------------    ------------    ------------    ------------
Totals                                           14,786,221      10,122,713      14,715,272       9,344,296
                                               ============    ============    ============    ============
Net loss                                       $ (3,495,085)   $ (1,875,736)   $(10,253,447)   $ (4,311,749)
                                               ============    ============    ============    ============
Per share amount                               $      (0.24)   $      (0.19)   $      (0.70)   $      (0.46)
                                               ============    ============    ============    ============

Fully diluted:
Weighted average common shares
     outstanding                                 14,786,221      10,122,713      14,715,272       9,344,296
Assumed conversion of preferred shares
     to common shares                                     *               *               *               *
Net effect of dilutive stock options - based
     on treasury stock method using the
     year-end market price, if higher than
     average market price                                 *               *               *               *
                                               ------------    ------------    ------------    ------------

Totals                                           14,786,221      10,122,713      14,715,272       9,344,296
                                               ============    ============    ============    ============
Net loss                                       $ (3,495,085)   $ (1,875,736)   $(10,253,447)   $ (4,311,749)
                                               ============    ============    ============    ============
Per share amount                               $      (0.24)   $      (0.19)   $      (0.70)   $      (0.46)
                                               ============    ============    ============    ============


*Conversion of stock options and preferred shares are not assumed in the computations because their effect is antidilutive.